                                                                     Exhibit 4.6


                                  $225,000,000

                           The Fairchild Corporation

                   10 3/4% Senior Subordinated Notes Due 2009

                               PURCHASE AGREEMENT
                               ------------------



                                                            April 15, 1999


CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
SALOMON SMITH BARNEY INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
WARBURG DILLON READ LLC
    c/o   Credit Suisse First Boston Corporation,
               Eleven Madison Avenue,
            New York, New York 10010-3629

Ladies and Gentlemen:

     1. Introductory. The Fairchild Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S. $225,000,000 principal amount of its 10 3/4% Senior Subordinated Notes Due 2009 (the "Notes") to be issued under an indenture dated as of April 20, 1999 (the "Indenture") among the Company, the guarantors named therein and The Bank of New York, as Trustee (the "Trustee"), which Notes will be unconditionally guaranteed by the subsidiaries of the Company set forth on Schedule B hereto (the "Guarantors," and together with the Company, the "Issuers"). For purposes of this agreement, the term "Offered Securities" means the Notes, together with the guarantees (the "Guarantees") thereof by the Guarantors. The United States Securities Act of 1933 is herein referred to as the "Securities Act."

          Pursuant to the Agreement and Plan of Reorganization dated as of December 26, 1998 (the "Acquisition Agreement"), by and among the Company, Dah Dah, Inc., a wholly owned subsidiary of the Company and Kaynar Technologies, Inc., a Delaware corporation ("KTI"), among other things, (i) Dah Dah, Inc. will merge with and into KTI and (ii) KTI will become a wholly owned subsidiary of the Company (the "Acquisition"). The net proceeds of the offering of the Offered Securities will be used, together with available cash and borrowing a portion of the amounts available under a new credit facility providing for up to $225.0 million of term loan facilities and up to $100.0 million of revolving credit facilities (the "New Credit Facility") with the agents and lenders named therein, (i) to finance the Acquisition, (ii) to repay all amounts outstanding under the existing credit facilities of the Company and Banner Aerospace, Inc., a subsidiary of the Company (the "Existing Credit Facilities") and (iii) to repay substantially all indebtedness of KTI ("KTI Indebtedness").

         This Agreement, the Indenture, the Offered Securities, the Registration Rights Agreement, to be dated the date hereof, among the Company, the Guarantors and the Purchasers (the "Registration Rights Agreement"), the Acquisition Agreement, the New Credit Facility and the agreements creating security interests in the assets of the Company for the benefit of the holders of indebtedness arising under the New Credit Facility (together with the New Credit Facility, the "Bank Agreement") are referred to in this Agreement, collectively, as the "Transaction Documents," and the Acquisition, the execution and delivery of the Bank Agreements, the repayment and termination of the Existing Credit Facilities and the repayment of the KTI Indebtedness are referred to herein collectively, as the "Transactions."

     The Company hereby agrees with the several Purchasers as follows:

     2.   Representations and Warranties of the Company.  Any reference in this
Section 2 to the "Issuers" and the "material subsidiaries" shall not include KTI and its subsidiaries. The Company represents and warrants to, and agrees with, the several Purchasers that:

     (a) A preliminary offering circular dated March 19, 1999 (the "Preliminary Offering Circular") and an offering circular dated April 15, 1999, as amended or supplemented thereafter (including material incorporated by reference therein) (the "Final Offering Circular") relating to the Offered Securities to be offered by the Purchasers has been prepared by the Company. The Preliminary Offering Circular and the Final Offering Circular as both are supplemented as of the date of this Agreement, together with any other documents expressly incorporated by reference herein are hereinafter collectively referred to as the "Offering Document."

     (b) (i) Each document, if any, filed or to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated by reference in the Offering Document (collectively, the "Exchange Act Reports") complied on the date of this Agreement or will comply when so filed in all material respects with the Exchange Act and (ii) each of the Exchange Act Reports and the Offering Document does not contain on the date of this Agreement and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in clause (ii) of this paragraph do not apply to statements or omissions in the Offering Document based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser through you expressly for use therein, it being understood and agreed that the only such information is that described in Section 7(b) hereof.

     (c) Each of the Issuers and each of the Company's material subsidiaries set forth on Annex I hereto (the "material subsidiaries") which are not Guarantors has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Document and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

     (d) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; and all of the outstanding shares of capital stock of each of the Company's subsidiaries are owned by the Company (except for (i) 23% of SHEP SA, an (ii) approximately 69% of Nacanco Paketleme), directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for (i) the liens and security interests granted under the Bank Agreement and the Second Amended and Restated Credit Agreement, dated as of November 25, 1997, between Banner Aerospace, Inc. ("Banner") and the Lenders named therein, (ii) certain repurchase rights of Jacques Moskovic with respect to the shares of Fairchild CDI S.A., (iii) certain shares of common stock of Banner held in escrow to secure a contingent liability on the sale of shares of Rexnord Corporation, and
(iv) 11,315 shares of common stock of Simmons, S.A. held as security for payment of a loan from a French bank for 6,250,00FF.

     (e) The Indenture has been duly authorized by the Issuers; the Offered Securities have been duly authorized by the Issuers; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by each of the Issuers, such Offered Securities will have been duly executed, authenticated, issued and delivered by each of the Issuers and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities (assuming due authorization, execution and delivery of the Indenture and the Offered Securities by the Trustee) will constitute valid and legally binding obligations of each of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (f) None of the Issuers nor any of the Company's material subsidiaries which are not Guarantors is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such defaults in clause (ii) which, singly or in the aggregate, would not have a Material Adverse Effect.

     (g) The execution, delivery and performance of this Agreement by the Company and the compliance by the Company with all the provisions hereof, the execution, delivery and performance of the other Transaction Documents by the Issuers party thereto and the compliance by the relevant Issuers with all the provisions thereof, the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of the Offered Securities will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except for (x) with respect to the Acquisition, the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, (y) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement and (z) such as have previously been obtained) effective and except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under
(a) the charter or by-laws of the Company or any of its subsidiaries, or (b) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization except for such actions in clauses (i),
(ii)(b), (iii) or (iv) above which singly or in the aggregate, would not have a Material Adverse Effect.

     (h) There are no legal or governmental proceedings pending or threatened to which Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that would have been required to be described in the Offering Document if it was a prospectus contained in a registration statement on Form S-1 filed under the Securities Act and are not so described, or any statutes, regulations, contracts or other documents that would have been required to be described in the Offering Document if it was a prospectus contained in a registration statement on Form S-1 filed under the Securities Act that are not so described.

     (i) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (j) The Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto, except where such failure to be valid and in full force and effect or to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization, except where such revocation, suspension or termination would not, singly or in the aggregate, have a Material Adverse Effect;

and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries, except where such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

     (k) Except as disclosed in the Offering Document, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

     (l) This Agreement has been duly authorized, executed and delivered by the Company and the Registration Rights Agreement has been duly authorized, executed and delivered by the Issuers. Each of the other Transaction Documents has been duly authorized by the Issuers party thereto and will conform in all material respects to the description thereof in the Offering Document. When duly executed and delivered by the Purchasers, each of the Transaction Documents (other than this Agreement) (assuming due authorization, execution and delivery by the other parties thereto) will constitute the valid and legally binding obligation of the relevant Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and, with respect to the Registration Rights Agreement, except to the extent that the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws or the public policies underlying such laws.

     (m) Each of the Issuers has full power and authority to issue and sell the Offered Securities as contemplated by this Agreement.

     (n) Arthur Andersen LLP are independent public accountants with respect to the Company and its subsidiaries and, to the best knowledge of the Company, with respect to KTI and its subsidiaries as required by Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings.

     (o) The consolidated financial statements included in the Offering Document (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of (i) the Company and its subsidiaries and
(ii) to the best of the Company's knowledge, KTI and its subsidiaries, on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Offering Document present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Offering Document (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company or, to the best of the Company's knowledge, KTI, as the case may be.

     (p) None of the Issuers is nor, after giving effect to the offering and sale of the Offered Securities, the application of the proceeds thereof as described in the Offering Document and the consummation of the Transactions, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (q) Since the respective dates as of which information is given in the Offering Document other than as set forth in the Offering Document (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or other, or the earnings, business, properties, management or results of operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (r) Each certificate signed by any officer of the Company and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by the Company to the Purchasers as to the matters covered thereby.

     (s) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Document or in Section 1(d) hereof or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Document.

     (t) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its subsidiaries, except for such actions specified in clause (i), (ii) or
(iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect.

     (u) The pro forma financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Offering Document (and any amendment or supplement thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Offering Document. Except as disclosed in the Offering Document with respect to the Fairchild/KTI merger savings which do not comply with regulations published by the Commission, such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Offering Document (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

     (v) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (w) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     (x) Assuming the representations of the Purchasers set forth in Section 4 hereof are true and correct in all material respects and that the Purchasers comply in all material respects with the offer and sale procedures set forth herein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S ("Regulation S") thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     (y) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each of the Issuers has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     (z) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the Transactions or the transactions contemplated by this Agreement.

     (aa) To the best of the Company's knowledge, the representations and warranties of KTI set forth in the Acquisition Agreement were true and correct as of the date thereof and are true and correct as of the date hereof.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof plus accrued interest from April 20, 1999 to the Closing Date (as hereinafter defined), the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the

"Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and acceptable to CSFBC or by official check or checks drawn to the order of the Company at such place as CSFBC shall designate at 9:00 a.m. (New York time), on April 20, 1999, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at such place as CSFBC shall designate at least 24 hours prior to the Closing Date.

     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A. Terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

     (d) Each Purchaser severally agrees that it and each or its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the

Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and
(iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

     (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation unless such amendment or supplement has been delivered to CSFBC within a reasonable period of time prior to its expected use and the Company has made all reasonable changes requested by CSFBC with respect to such amendment or supplement. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (b) The Company will furnish to CSFBC copies of any Preliminary Offering Circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC and, upon request, to each of the other Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

     (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

     (d) During the period of two years hereafter or for such shorter period as the Offered Securities are outstanding, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

     (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (f) During the period of two years after Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

     (g) During the period of two years after the Closing Date, the Company will not and will cause the Guarantors not to be or become, an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act.

     (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and any amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The Portal/SM/ Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities;
(v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto;
(vi) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vii) expenses incurred in distributing Preliminary Offering Circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. Each of the Company and the Purchasers will pay their respective travel expenses and any other expenses incurred by them in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

     (i) In connection with the offering of the Offered Securities, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     (j) From the date hereof through the Closing Date, except as contemplated in the Offering Document, the Company will not and will cause the Guarantors not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any

United States dollar denominated debt securities issued or guaranteed by the Issuers and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of CSFBC. The Company will not and will cause the Guarantors not to at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     (k) To use its best efforts to cause the Offered Securities to be designated PORTAL securities in accordance with the rules and regulations of The Nasdaq Stock Market, Inc.

     (l) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Offered Securities.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company on the part of the Issuers herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Purchasers shall have received a letter (with respect to the Company and its subsidiaries), dated the date of this Agreement, of Arthur Andersen LLP confirming that they are independent certified public accountants within the meaning of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings (the "AICPA Code") and substantially to the effect that:

          (i) in their opinion the financial statements of the Company and its subsidiaries examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations");

          (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements of the Company and its subsidiaries included in the Offering Document and in the Exchange Act Reports;

          (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) the unaudited financial statements included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

               (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets or shareholders' equity, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

               (C) for the period from the closing date of the latest statement of operations included in the Offering Document to the closing date of the latest available statement of operations read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest statement of operations included in the Offering Document, in consolidated: net sales or net income; except in all cases set forth in clauses 6(a)(iii)(B) and (C) for changes, increases or decreases which the Offering Document and Exchange Act Reports disclose have occurred or may occur or which are described in such letter; and

          (iv) they have performed the procedures specified therein on the pro forma financial statements included in the Offering Document;

          (v) on the basis of the review referred to in clause (iv) above, nothing came to their attention that caused them to believe that the pro forma financial statements included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

          (vi) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (b) The Purchasers shall have received a letter (with respect to KTI), dated the date of this Agreement, of Arthur Andersen LLP confirming that they are certified independent public accountants within the meaning of Rule 101 of the AICPA Code and substantially to the effect that:

          (i) in their opinion the financial statements of KTI and its subsidiaries examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

          (ii) on the basis of a reading of the latest available interim financial statements of KTI and its subsidiaries, inquiries of officials of KTI and its subsidiaries who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of KTI and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

               (B) for the period from the closing date of the latest statement of operations included in the Offering Document to the closing date of the latest available statement of operations read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest statement of operations included in the Offering Document, in consolidated: net sales or net income; except in all cases set forth in clauses 6(b)(iii)(A) and (B) for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

          (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the KTI and its subsidiaries subject to the internal controls of KTI's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as one enterprise, which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

     (d) The Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel (a partnership including a professional corporation), counsel for the Company, that:

          (i) each of the Issuers has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Document and to own, lease and operate its properties;

          (ii) the Offered Securities have been duly authorized, executed, authenticated, issued and delivered by the Issuers incorporated under the laws of Delaware and conform to the description thereof contained in the Offering Document and assuming due authorization, execution and delivery by the Issuers that are not incorporated under the laws of Delaware the Indenture and such Offered Securities constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (iii) the Purchase Agreement has been duly authorized, executed and delivered by the Company; each of the other Transaction Documents has been duly authorized, executed and delivered by the Issuers that are incorporated under the laws of the State of Delaware party thereto and conforms in all material respects to the description thereof in the Offering Document and; each of the Transaction Documents (other than the Purchase Agreement), assuming due authorization, execution and delivery by the Issuers that are not incorporated under the laws of Delaware, constitute the valid and legally binding obligation of the relevant Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and, with respect to the Registration Rights Agreement, except to the extent that the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws or the public policies underlying such laws;

          (iv) each of the Issuers that are incorporated under the laws of the State of Delaware has full power and authority to issue and sell the Offered Securities as contemplated by this Agreement;

          (v) the statements under the captions "Description of New Credit Facility, ""Description of the Notes," "Material Federal Tax
     Considerations," and "Plan of Distribution", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects;

          (vi) none of the Issuers is nor, after giving effect to the offering and sale of the Offered Securities, the application of the proceeds thereof as described in the Offering Document and the consummation of the Transactions, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (vii) the execution, delivery and performance of the Purchase Agreement by the Company and the compliance by the Company with all the provisions thereof, the execution, delivery and performance of the other Transaction Documents by the Issuers party thereto and the compliance by the relevant Issuers with all the provisions thereof, the consummation of the transactions contemplated thereby, and the issuance and sale of the Offered Securities will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except for (x) with respect to the Acquisition, the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, (y) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective and except such as may be required under the securities or Blue Sky laws of the various states and (z) such as have previously been obtained), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under (x) the charter or by-laws of the Company or any of the Guarantors, or (y) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its material subsidiaries, taken as a whole, and is filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended June 30, 1998 and any other reports filed with the Commission under the Exchange Act since the date of such Form 10-K (it being understood that such counsel is assuming compliance with the financial covenants contained in such documents), or
     (C) violate or conflict with any federal statute of the United States of America or any statutes of the state of New York or any laws, rules or regulations thereunder that are in our experience applicable to transactions of the type contemplated by the Transaction Documents or, to such counsel's knowledge, decree of any court or any governmental body or agency having jurisdiction over the Company, any of its domestic material subsidiaries or their respective property; and

          (viii) such counsel have participated in conferences with officers and other representatives of the Company, representatives of the Purchasers, representatives of the independent accountants for the Company, counsel for the Company, representatives of the Purchasers and counsel for the Purchasers at which the contents of the Final Offering Circular and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Final Offering Circular (except to the extent stated in subsection (v) above) or the Exchange Act Reports, on the basis of the foregoing (relying as to materiality with respect to factual matters to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which would lead such counsel to believe that the Final

     Offering Circular, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Final Offering Circular); and

          (ix) assuming the representations of the Purchasers set forth in
     Section 4 hereof are true and correct in all material respects and that the Purchasers comply in all material respects with the offer and sale procedures set forth herein, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

          In giving such opinions with respect to the matters covered by Section 6(d)(x), Cahill Gordon & Reindel may state that their opinion and belief are based upon their participation in the preparation of the Offering Document and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

     (e) The Purchasers shall have received an opinion, dated the Closing Date, of Donald E. Miller, general counsel for the Company, that:

          (i) none of the Issuers nor any of the Company's material subsidiaries which are not Guarantors is in violation of its respective charter or by-laws;

          (ii) to the best of such counsel's knowledge after due inquiry, none of the Issuers nor any of the Company's material subsidiaries which are not Guarantors is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers and the Company's material subsidiaries, taken as a whole, to which the Issuers or any of the Company's material subsidiaries is a party or by which the Issuers or any of the Company's material subsidiaries or their respective property is bound except for such defaults as would not, singly or in the aggregate, have a Material Adverse Effect;

          (iii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that would have been required to be described in the Offering Document if it was a prospectus contained in a registration statement on Form S-1 filed under the Securities Act and are not so described, or of any statutes, regulations, contracts or other documents that would have been required to be described in the Offering Document if it was a prospectus contained in a registration statement on Form S-1 filed under the Securities Act that are not so described;

          (iv) each of the material subsidiaries of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Document and to own, lease and operate its properties; and

          (v) all of the outstanding shares of capital stock of each of the Guarantors and the Company's material subsidiaries which are not Guarantors are owned by the Company (except for (i) 23% of SHEP SA, an (ii) approximately 69% of Nacanco Paketleme), directly or indirectly through one or more subsidiaries, and to the actual knowledge of such counsel are owned, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for (i) the liens and security interests granted under the Bank Agreement, (ii) certain repurchase rights of Jacques Moskovic all the respect to the shares of Fairchild CDI, S.A.,
     (iii) certain shares of common stock of Banner held in escrow to secure a contingent liability on the sale of shares of Rexnord Corporation, and
     (iv) 11,315 shares of common stock of Simmons, S.A. held as security for payment of a loan from a French bank for 6,250,00FF.

     (f) The Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company relating to the Issuers in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

     (h) The Purchasers shall have received letters, dated the Closing Date, of Arthur Andersen LLP which meet the requirements of subsections (a) and (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

     (i) The Company, the Guarantors and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

     (j) KTI shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

     (k) The Offered Securities shall have been designated PORTAL securities in accordance with the rules and regulations of The Nasdaq Stock Market, Inc.

     (l) On or prior to the Closing Date, (i)(a) the Company shall have entered into the Bank Agreement and all conditions precedent to the effectiveness thereof shall have been satisfied or waived, (b) all conditions precedent to the Acquisition shall have been satisfied and the Acquisition shall have been, or shall concurrently be, consummated, and (c) the repayment and termination of the Existing Credit Facilities and the repayment of the KTI Indebtedness shall have been, or shall concurrently be, consummated; (ii) such transactions described in the foregoing clause (i) shall continue to be in full force and effect in accordance with the terms thereof; and (iii) the Company shall have provided to each of the Purchasers and counsel to the Purchasers copies of all Transaction Documents delivered to the parties relating to the Transactions (including but not limited to legal opinions relating thereto).

     (m) The Purchasers shall have been furnished with a copy of the opinions delivered on behalf of the Company in connection with the Transactions, which opinions shall expressly state that the Purchasers are justified in relying upon the opinions therein.

     (n) The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

     7.   Indemnification and Contribution.   (a)  The Company will indemnify
and hold harmless each Purchaser, its directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act (each, a "Purchaser Indemnified Party"), against any losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Party may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Circular shall not inure to the benefit of any Purchaser who failed to deliver an Offering Circular (as then amended or supplemented, provided by the Company to the several Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Offering Circular, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such sale was an initial resale by such Purchaser and if such material misstatement or omission or alleged material misstatement or omission was cured in such Offering Circular. Any amounts advanced by the Company to a Purchaser Indemnified Party pursuant to this Section 7 as a result of any losses, claims, damages or liabilities (or actions in respect thereof) or expenses shall be immediately returned to the Company if it shall be finally determined by a court of competent jurisdiction in a judgment not subject to appeal or final review that such Purchaser Indemnified Party was not entitled to indemnification by the Company.

          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each, a "Company Indemnified Party"), against any losses, claims, damages or liabilities to which the Company Indemnified Party may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each
Purchaser: under the caption "Plan of Distribution" paragraphs three, five, eight and the second sentence of paragraph seven. Any amounts advanced by the Purchasers to a Company Indemnified Party pursuant to this Section 7 as a result of any losses, claims, damages or liabilities (or actions in respect thereof) or expenses shall be immediately returned to the Purchasers if it shall be finally determined by a court of competent jurisdiction in a judgment not subject to appeal or final review that such Company Indemnified Party was not entitled to indemnification by the Purchasers.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to and an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(c)(ii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to it at The Fairchild Corporation, 45025 Aviation Drive, Suite 400, Dulles, Virginia 20166, Attn: Donald E. Miller, Esq. with a copy to James J. Clark at Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                              Very truly yours,

                              The Fairchild Corporation


                              By /s/ Donald E. Miller
                                 -----------------------------
                                     Executive Vice President


The foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.

Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Salomon Smith Barney Inc.
NationsBanc Montgomery Securities LLC
Warburg Dillon Read LLC

     Acting on behalf of themselves
     and as the Representatives of
     the several Purchasers


By Credit Suisse First Boston Corporation


     By  Rick Ivers
        -----------------------------
         Managing Director

                                   SCHEDULE A

                                                     Principal Amount of
                                                     -------------------
Initial Purchaser                                     Offered Securities
-----------------                                     ------------------

Credit Suisse First Boston Corporation                   $101,250,000
Donaldson, Lufkin & Jenrette Securities Corporation        56,250,000
Salomon Smith Barney Inc.                                  31,500,000
NationsBanc Montgomery Securities LLC                      18,000,000
Warburg Dillon Read LLC                                    18,000,000


                                                         ============
Total .................................................  $225,000,000
                                                         ============

                                   SCHEDULE B

                                   Guarantors
                                   ----------

A10 Inc.
Camloc Holdings Inc.
Fairchild Data Corporation
Fairchild Fasteners Corp.
Fairchild France, Inc.
Fairchild Holding Corp.
Fairchild Retiree Medical Services, Inc.
Kaynar Technologies Inc.
Mairoll, Inc.
Meow, Inc.
Quack Quack, Inc.
Recycling Investments, Inc.
Recycling Investments II, Inc.
RHI Holdings, Inc.
Simmonds Mecaero Fasteners, Inc.
Special-T Fasteners, Inc. (f/k/a Bow Wow, Inc.)
Suchonimous Terensis, Inc. (f/k/a Oink Oink, Inc.)
VSI Holdings, Inc.
Banner Aerospace, Inc.
Banner Aerospace Services, Inc.
Banner Aerospace-Singapore, Inc.
BAR DE, Inc.
D A C International, Inc.
Dallas Aerospace, Inc.
Georgetown Jet Center, Inc.
Matrix Aviation, Inc.
Nasam Incorporated
PB Herndon Aerospace, Inc.
Professional Aircraft Accessories, Inc.
Professional Aviation Associates, Inc.
M&M Machine & Tool Co.
Marcliff Corporation
Marson Creative Fastener, Inc.
Recoil Australia Holdings, Inc.
Recoil Holdings, Inc.
Recoil Inc.

                                    ANNEX I

                             Material Subsidiaries
                             ---------------------

Banner Aerospace, Inc.
Banner Aerospace Holding Company I, Inc.
RHI Holdings, Inc.
Special-T Fasteners, Inc.
Banner Aerospace Holding Company II, Inc.
RHI Holdings, Inc.
Banner Capital Ventures, Inc.
Fairchild France, Inc.
Northking Insurance Company Limited
Gobble Gobble, Inc.
Recycling Investments, Inc.
Recycling Investments II, Inc.
Eagle Environmental, L.P.
Eagle Environmental II, L.P.
Kaynar Technologies Inc.
KTI Fenpari Kft
M&M Machine & Tool Co.
Recoil Australia Holdings, Inc.
Recoil Marketing BVBA
Recoil Inc.
Kaynar Technologies Ltd.
Marcliff Corporation
Recoil Holdings, Inc.
Recoil (Europe) Ltd.
Marson Creative Fastener, Inc.
Recoil Pte. Ltd.
Recoil Pty
Recoil Limited
Fairchild Technologies Optical Disc Equipment Group GmbH
Camloc Holdings Inc.
Fairchild Fasteners Europe - Camloc GmbH
Fairchild Fasteners Europe - VSD GmbH
Fairchild AS+C oHG Aviation Supply + Consulting (GmbH & Co.)
Aviation Full Service (Hong Kong) Limited
Fairchild Holding Corp.
Simmonds Macaero Fasteners, Inc.
Teuza Management and Development (1991) Ltd.
Suchonimous Terensis, Inc.

Banner Investments (U.K.) Limited
VSI Holdings, Inc.
Mairoll, Inc.
Meow, Inc.
Fairchild Germany, Inc.
Fairchild Technologies USA, Inc.
Fairchild Technologies Europe Limited
Fairchild Technologies Korea Limited
Fairchild Technologies Semiconductor Equipment Group GmbH
Convac France SA
Snails, Inc.
Fairchild CDI SA
MediaDisc SA
Cutek Research, Inc.
Fairchild Retiree Medical Services, Inc.
V&V Redondo Beach Limited Partnership
Hartz-Rex Associates
Warthog, Inc.
Camloc (U.K.) Limited
Fairchild Fasteners Europe-Simmonds S.A.R.L.
SHEP SA
Simmonds S.A.
Transfix S.A.
Mecaero SNC
Eurosim Componentes Mecanicos de Seguranca, Lda.
Banner Aerospace Services, Inc.
BAR DE, Inc.
D A C International, Inc.
GCCUS, Inc.
Georgetown Jet Center Inc.
Matrix Aviation, Inc.
Nasam Incorporated
Dallas Aerospace, Inc.
Professional Aviation Associates, Inc.
PB Herndon Aerospace, Inc.
Professional Aircraft Accessories, Inc.